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Exhibit 23(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion in the Registration Statement on Form S-1 of our report dated February 25, 2000 (with respect to Note 11, March 7, 2000), on our audits of the consolidated financial statements and schedules of NCT Group, Inc. as of December 31, 1999 and 1998 and for each of the years in the three year period ended December 31, 1999, and to the reference to our firm under the caption "Interests of Named Experts and Counsel" included in the Prospectus.


/s/ RICHARD A. EISNER & COMPANY, LLP

New York, New York
April 19, 2000


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